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                                                             EXHIBIT NO. 99.9(b)



                               MFS SERIES TRUST V
              500 BOYLSTON STREET o BOSTON o MASSACHUSETTS o 02116
                                (617) o 954-5000



                                               September 3, 1996




MFS Service Center, Inc.
500 Boylston Street
Boston, MA 02116

Dear Sir/Madam:

         This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated August 1, 1985, as amended, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

         Please indicate your acceptance of the foregoing by signing below.

                                                   Sincerely,

                                                   MFS SERIES TRUST V

                                                   By:  W. THOMAS LONDON
                                                        ------------------
                                                        W. Thomas London
                                                        Treasurer


Accepted and Agreed:

MFS SERVICE CENTER, INC.



By:   JOSEPH W. DELLO RUSSO
      ---------------------
      Joseph W. Dello Russo
      Treasurer


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                                                         ATTACHMENT 1
                                                         September 3, 1996

                          EXHIBIT B TO THE SHAREHOLDER
                        SERVICING AGENT AGREEMENT BETWEEN
                        MFS SERVICE CENTER, INC. ("MFSC")
                       AND MFS SERIES TRUST V (THE "FUND")

1. The fees to be paid by the Fund on behalf of its series with respect to Class A shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.15% of the first $500 million of the assets of the series attributable to such class; 0.12% of the second $500 million of the assets of the series attributable to such class; 0.09% over $1 billion of the assets of the series attributable to such class.

2. The fees to be paid by the Fund on behalf of its series with respect to Class B shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.22% of the first $500 million of the assets of the series attributable to such class; 0.18% of the second $500 million of the assets of the series attributable to such class; 0.13% over $1 billion of the assets of the series attributable to such class.

3. The fees to be paid by the Fund on behalf of its series with respect to Class C shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.15% of the first $500 million of the assets of the series attributable to such class; 0.12% of the second $500 million of the assets of the series attributable to such class; 0.09% over $1 billion of the assets of the series attributable to such class.

4. The fees to be paid by the Fund on behalf of its series with respect to Class P shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.15% of the first $500 million of the assets of the series attributable to such class; 0.12% of the second $500 million of the assets of the series attributable to such class; 0.09% over $1 billion of the assets of the series attributable to such class.